Exhibit 99.1

PACKETEER®, INC. ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

CUPERTINO, Calif. – April 21, 2005 – Packeteer®, Inc. (NASDAQ: PKTR), the pioneer and global leader in WAN Application Traffic Management, today announced results of operations for the quarter ended March 31, 2005.

Net revenues for the first quarter 2005 were $28.1 million, compared with $21.5 million for the first quarter 2004, an increase of 31%. Net revenues increased sequentially by 7% from the $26.2 million reported for the quarter ended December 31, 2004. GAAP net income for the first quarter 2005 was $3.6 million or $0.10 per diluted share compared with GAAP net income of $3.4 million or $0.10 per diluted share for the first quarter 2004.

Included in the GAAP net income for the first quarter 2005 was amortization of purchased intangible assets of $356,000 and amortization of deferred stock-based compensation of $230,000, offset by $105,000 relating to the tax effect of these items, resulting in non-GAAP net income of $4.1 million or $0.12 per diluted share. See our “Reconciliation of Non-GAAP Net Income to GAAP Net Income” for further information.

The balance sheet at the end of Q1 remained strong. Total cash and investments of $102.0 million at March 31, 2005 were $9.8 million higher than the balances of $92.2 million at December 31, 2004. Accounts receivable of $17.9 million at March 31, 2005 represented 57 days sales outstanding compared to 59 days sales outstanding at December 31, 2004. Total inventories were $4.0 million at March 31, 2005, compared with $3.1 million at December 31, 2004.

“We are very pleased with the company’s strong performance in the first quarter,” said Dave Côté, President and CEO. “Our products continue to energize our sales channels and gain interest from new and existing enterprise customers worldwide, resulting in another quarter of record revenues and our 13th consecutive quarter of profitability.”

A Conference Call with company management will be held April 21, 2005 at 2:00 pm Pacific Time. The call will be simulcast on the Internet at www.packeteer.com and www.fulldisclosure.com. A replay of the call will be available on the website until April 28, 2005. Management’s accompanying script will remain on the website. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer’s Investor Relations Department at (408) 873-4422.

About Packeteer
Packeteer (NASDAQ: PKTR) is the global market leader in Application Traffic Management for wide area networks. Deployed at more than 7,000 companies in 50 countries, Packeteer solutions empower IT organizations with patented network visibility, control, and acceleration capabilities delivered through a family of intelligent, scalable appliances. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at + 1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company’s website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.

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Safe Harbor Clause
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include express or implied statements regarding future revenues, revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer’s business are set forth in Packeteer’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and Packeteer’s Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.

Packeteer, PacketShaper, PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.

Investor Contact

David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com

PACKETEER, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Net revenues
Product revenues	$22,299	$17,711
Service revenues	5,779	3,793

Total net revenues	28,078	21,504
Cost of revenues
Product costs	4,989	3,557
Service costs	1,825	1,340
Amortization of purchased intangible assets	356	—

Total cost of revenues	7,170	4,897
Gross profit	20,908	16,607
Operating expenses:
Research and development (includes stock-based compensation of $218 for the three months ended March 31, 2005)	5,188	3,474
Sales and marketing (includes stock-based compensation of $10 for the three months ended March 31, 2005)	9,909	8,161
General and administrative (includes stock-based compensation of $2 for the three months ended March 31, 2005)	1,951	1,438

Total operating expenses	17,048	13,073

Operating income	3,860	3,534
Other income, net	502	193

Income before provision for income taxes	4,362	3,727
Provision for income taxes	785	373

Net income	$3,577	$3,354

Basic net income per share	$0.11	$0.10

Diluted net income per share	$0.10	$0.10

Shares used in computing basic net income per share	33,546	32,673

Shares used in computing diluted net income per share	35,211	34,677

PACKETEER, INC.
RECONCILIATION OF NON-GAAP NET INCOME TO GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Non-GAAP net income	$4,058	$3,354

Amortization of purchased intangible assets	356	—
Amortization of deferred stock-based compensation	230	—
Tax impact of above	(105)	—

GAAP net income	$3,577	$3,354

Basic non-GAAP net income per share excluding amortization of purchased intangible assets and amortization of deferred stock-based compensation, net of taxes	$0.12	$0.10

Diluted non-GAAP net income per share excluding amortization of purchased intangible assets and amortization of deferred stock-based compensation, net of taxes	$0.12	$0.10

Shares used in computing basic non-GAAP net income per share	33,546	32,673

Shares used in computing diluted non-GAAP net income per share	35,211	34,677

PACKETEER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2005	2004
Assets:
Cash, cash equivalents and investments	$101,956	$92,197
Accounts receivable, net	17,887	16,828
Inventories	4,002	3,106
Property and equipment, net	2,930	3,066
Other assets	4,232	5,905
Intangible assets, net	16,392	16,690

Total assets	$147,399	$137,792

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$17,016	$19,295
Deferred rent and other	406	381
Deferred revenue	21,255	16,157

Total liabilities	38,677	35,833
Stockholders’ equity	108,722	101,959

Total liabilities and stockholders’ equity	$147,399	$137,792

PACKETEER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2005	2004
Net cash provided by operating activities	$9,126	$4,566
Net cash provided by investing activities	5,054	15,234
Net cash provided by financing activities	3,009	1,449

Net increase in cash and cash equivalents	17,189	21,249
Cash and cash equivalents at beginning of period	15,666	25,664

Cash and cash equivalents at end of period	32,855	46,913
Investments	69,101	45,476

Total cash, cash equivalents and investments	$101,956	$92,389